Tuesday, February 13, 2001

Press Release

Inforum Communications, Inc. Announces Board Changes and Realignment of Strategic Focus

DENVER --Inforum Communications, Inc. (OTCBB:IFMC.OB) announced today changes in its Board of Directors, changes in its executive team and the realignment of its strategic focus.

Joseph Levi has recently joined the Board of Directors of the Company while James Maurer and J. Samuel Ridley have resigned from the Board and their executive positions within the Company and its subsidiaries.

Mr. Levi is an attorney practicing in New York State. In addition, Mr. Levi is the founder of an investment fund focusing on Internet technology investments and serves on the boards of several technology companies. Mr. Levi is also a systems engineer and entrepreneur. Jeffery Mathias, President and CEO of Inforum, said: "We are excited to welcome Joe Levi to the Board. Joe's experience in technology, the law and as a founder of his own company will add critical insight to the Board of Directors. At the same time, we wish to thank Jim and Sam for the tremendous efforts they have made on behalf of the Company and the invaluable guidance they have provided." Mathias will serve as interim Chairman of the Board.

Ned Abell will serve as chief financial officer and secretary in addition to his current responsibilities. Ned has been with Inforum since 1998, and will continue to serve as Vice-President - Operations. Dave Roberts has resigned from his position with the Company as Executive Vice-President - Business Development, and is now engaged as a consultant to the Company. In addition, Jenny Kim, the Company's general counsel and corporate secretary, has resigned. The Company does not intend to replace the general counsel position.

As previously reported, the Company has engaged an advisor to assist in the sale of certain of its Internet Service Provider (ISP) assets. The Company continues to actively pursue the sale of its ISP and other assets, in response to the serious challenges facing the Company in raising capital in the current economic environment. In consultation with its advisor, the Company has contacted potential purchasers of its assets and surveyed the market interest in its assets over the past few months. Based on these efforts, the Board of the Company has concluded that the sale of 2Cactus Development, Inc., its wholly-owned security software business, is also appropriate given current conditions, provided a suitable purchaser is found.

"Our goal is to achieve maximum return on value for each of our primary operational areas," commented Mr. Mathias. "Since implementing our plan and engaging our adviser, we have evaluated each area in detail, including current revenue, cash flow, cash consumption and disposition value. Given current and anticipated future conditions in the market, we believe that it is best for the Company to generate cash through asset sales and to focus ongoing operations on its higher-margin, less capital intensive, enterprise-oriented ISP business until market conditions improve." The Company will continue to pursue sales of its lower-margin business assets.

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About Inforum Communications, Inc.

Headquartered in Denver, Colorado, Inforum owns and operates a network of Internet and related service providers in the western U.S.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of
1995

Certain statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks include, among other things, risks inherent in the Company's strategy, market demand for the Company's services and other factors affecting the Company's prospects as described in the Company's prospectus in its Form SB-2 registration statement and its periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Inforum Communications, Inc.
Jeff Mathias, 303-316-0400
Ned Abell, 303-316-0400